EXHIBIT 3


                              PROMISSORY NOTE
                              ---------------


          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS

          THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR INFORMATION REGARDING THE ISSUE PRICE OF THE NOTE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, THE ISSUE DATE OF THE NOTE OR THE YIELD TO MATURITY OF THE NOTE, CONTACT BEN ADLER AT 85 BROAD STREET, NEW YORK, NEW YORK 10004.

          THIS NOTE IS SUBJECT TO TRANSFER RESTRICTIONS
                     SET FORTH IN SECTION 10

                           LXH, L.L.C.

        7.5% RECOURSE SECURED PAY-IN-KIND PROMISSORY NOTE
                      DUE DECEMBER 31, 2004

$20,680,780.00                                           New York, New York
                                                          December 19, 2000

          FOR VALUE RECEIVED, the undersigned, LXH, L.L.C. ("BORROWER"), a Delaware limited liability company, hereby promises to pay to the order of Ciba Specialty Chemicals Corporation ("CIBA"), a corporation organized under the laws of Delaware, or its registered assigns (the "HOLDER"), the principal sum of TWENTY MILLION SIX HUNDRED EIGHTY THOUSAND SEVEN HUNDRED EIGHTY DOLLARS AND ZERO CENTS ($20,680,780.00) on December 31, 2004 (the "MATURITY DATE"), with interest thereon from time to time as provided herein.

          Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Pledge Agreement, dated as of the date hereof, between the Borrower and Ciba (the "PLEDGE AGREEMENT").

1. Purchase Agreement. This Recourse Secured Pay-In-Kind Promissory Note (this "NOTE") is issued by the Borrower, on the date hereof, as partial payment for the purchase by the Borrower of shares of Common Stock, par value $.01 per share, of Hexcel Corporation pursuant to a Stock Purchase Agreement, dated as of the date hereof, by and among the Borrower, Ciba and certain affiliates of Ciba (the "PURCHASE AGREEMENT"). This Note and all promissory notes issued pursuant to paragraph 2 hereof are hereinafter referred to as the "NOTES." The Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to this Note, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto.

2. Interest. The Borrower promises to pay interest ("INTEREST") on the unpaid principal amount of this Note at the rate of 7.5% per annum (the "INTEREST RATE") in the manner set forth in Section 2(a). Interest shall be due and payable on the unpaid principal amount hereof from and after the date of this Note annually, commencing on December 31, 2001 and thereafter on December 31 of each year (each, an "INTEREST PAYMENT DATE") until the entire principal amount has been paid in full and upon payment (including prepayment) of the principal amount hereof. Interest on this Note shall accrue from and including the date of issuance through and until repayment of the principal amount of this Note and payment of all Interest in full, and shall be computed on the basis of a 360-day year of twelve 30-day months.

     a. PIK Notes. The Borrower shall pay interest on the principal amount of this Note at the Interest Rate, by delivery to the Holder, by a date no later than each Interest Payment Date, of an additional promissory note (each a "PIK NOTE") having an aggregate principal amount equal to the accrued but unpaid Interest on this Note (and the amount of accrued but unpaid Interest on any previously delivered PIK Notes) and otherwise having substantially identical terms to this Note. If for any reason one or more PIK Notes shall not be delivered in accordance herewith, Interest on the unpaid principal of each PIK Note shall accrue from the Interest Payment Date in respect of which such PIK Note should have been issued until repayment in cash of the principal and payment in cash of all accrued Interest in full. Interest shall accrue on this Note such that the aggregate Interest due and payable on the Maturity Date and on each Interest Payment Date would be the same as if all PIK Notes not issued had been issued in accordance with the terms of this Note, and the principal payable on the Maturity Date with respect to this Note shall be an amount equal to the sum of the principal outstanding hereunder and the aggregate principal which would be outstanding if the PIK Notes not issued had been issued in accordance with the terms of this Note.

     b. No Usurious Interest. In the event that any interest rate provided for in this Section 2 shall be determined to be unlawful, this Note shall bear interest at the highest rate permitted by applicable law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to Borrower.

     c. Federal Income Tax Withholding. All interest due and payable hereunder shall be subject to applicable U.S. federal income tax withholding requirements, unless the Holder delivers to the Borrower proof of exemption from withholding in form and substance satisfactory to the Borrower.

3.   Security.
     --------

     a. Pledge Agreement.  Payment of the principal of and Interest on this
Note is secured pursuant to the Pledge Agreement, reference to which is made for a description of the Collateral provided thereby and the rights of Ciba and the Holder in respect of such Collateral.

     b. Transfer of Securities.  Subject to the Borrower's  compliance with
Section 4 hereof and Section 2.6 of the Pledge Agreement, so long as no Event of Default has occurred and is continuing, the Borrower shall have the right to Transfer Collateral to a Third Party (a "COLLATERAL SALE"), or to a Permitted Transferee.

4. Mandatory Prepayment on Sale of Collateral and Payment of Cash Distributions. In the event of a Collateral Sale in exchange for Cash, the Borrower shall apply the Minimum Amount to the prepayment of the Notes as provided in Section 2.6 of the Pledge Agreement. If at any time the Borrower receives any Cash Distributions, the Borrower shall promptly apply such Cash Distributions to the prepayment of the outstanding principal amount of this Note, together with accrued and unpaid interest on the principal amount being prepaid, as provided in Section 2.3 of the Pledge Agreement. Pursuant to Section 2.6 of the Pledge Agreement, any Non-Cash Proceeds received by the Borrower in any Collateral Sale shall be delivered by the Borrower to the Holder as Collateral for the Secured Obligations.

     Concurrently with any prepayment of any portion of the principal amount of this Note pursuant to Section 4 hereof, the Holder shall make a notation of such payment hereon. If full payment in cash of all unpaid principal of and accrued and unpaid Interest on this Note is made, this Note shall be surrendered for cancellation and delivered to the Borrower.

5. Optional Prepayment/Redemption. The Borrower, at its option, may prepay all or any portion of the principal amount of this Note in cash at any time, by paying to the Holder an amount equal to the outstanding principal amount being prepaid together with any accrued and unpaid Interest on the principal amount being prepaid, and if accrued interest does not accompany such payment, the Holder shall deem a portion of such payment to be the payment of accrued interest with the remainder of such payment reflecting principal repayment. Concurrently with any prepayment of any portion of the principal amount of this Note pursuant to Section 5 hereof, the Holder shall make a notation of such payment hereon. If full payment in cash of all unpaid principal and accrued and unpaid Interest on this Note is made, this Note shall be surrendered for cancellation and delivered to the Borrower.

6.   Defaults and Remedies.
     ---------------------

     a. Events of Default. An "EVENT OF DEFAULT" shall occur if:

          i. the Borrower shall default in the payment of the principal of this Note or any PIK Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

          ii. the Borrower shall default in the payment of principal of or interest on any indebtedness for money borrowed of the Borrower (other than the Notes) having an aggregate principal amount of at least $500,000; or

          iii. an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Borrower, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Borrower; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

          iv. the Borrower shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (iii) of this Section 6(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing.

     b. Acceleration. If an Event of Default occurs under Section 6(a)(iii) or (iv), then the outstanding principal of and all accrued Interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If any other Event of Default occurs and is continuing, the Holder, by written notice to the Borrower, may declare the principal of and accrued Interest on this Note to be immediately due and payable. Upon such declaration, such principal and Interest shall become immediately due and payable. The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or Interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree.

7. Suits for Enforcement. Upon the occurrence of any one or more Events of Default, the Holder may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder.

8. Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

9. Remedies Not Waived. No course of dealing between the Borrower and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

10.      Transfer.
         --------

     a. Transfer Restrictions. The term "HOLDER" as used herein shall also include any transferee of this Note who acquires this Note in accordance with Section 10 and whose name has been recorded by the Borrower in the Note Register. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

     b. Register. The Borrower shall maintain a register (the "NOTE REGISTER") in its principal offices for the purpose of registering this Note and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in this Note. Upon the issuance of this Note, the Borrower shall record the name and address of the initial purchaser of this Note in the Note Register as the first Holder. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the Holder thereof for all purposes hereof, and the Borrower shall not be affected by any notice or knowledge to the contrary. Subject to Section 10(c), upon surrender for registration of transfer or exchange of this Note at the principal offices of the Borrower, the Borrower shall, at the expense of the party requesting such transfer or exchange, execute and deliver one or more new Notes of like tenor and of like aggregate principal amount, registered in the name of the Holder or a transferee or transferees, which Note or Notes shall bear (i) any applicable legend required by Treasury Regulations Section 1.1275-3 and (ii) any legends that appear on the face of the surrendered Note. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder's attorney duly authorized in writing. The Borrower may require payment of a sum sufficient to cover any stamp tax of governmental charge imposed in respect of any such transfer of Notes. Each new Note shall be dated, and bear Interest from the date as to which Interest shall have been indefeasibly paid in full with respect to the surrendered Note, or if such Interest shall not have been so paid, such new Note shall be dated the date of the surrendered Note.

     c. Transfer Restrictions. This Note may not be transferred or assigned, in whole or in part, to any other Person without the prior written consent of the Borrower, except that this Note may be transferred or assigned, in whole or in part, by the Holder at any time to one or more Affiliates of the Holder.

11. Replacement of Note. On receipt by the Borrower of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at the expense of the Holder, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrower, such Holder must provide indemnity sufficient in the reasonable judgment of the Borrower to protect the Borrower from any loss which they may suffer if a lost, stolen or destroyed Note is replaced.

12. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

13. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses specified in Section 8.7 of the Purchase Agreement. All such notices and communications shall be deemed to have been duly given when: delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five business days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

14. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

15. WAIVER OF JURY TRIAL. THE BORROWER AND THE HOLDER HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

16. FORUM SELECTION AND CONSENT TO JURISDICTION. THE BORROWER AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENT TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY CLAIM, ACTION, SUIT, INVESTIGATION OR PROCEEDING ("LITIGATION") ARISING OUT OF OR RELATING TO THIS NOTE (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING HERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN SECTION 8.7 OF THE PURCHASE AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS NOTE IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

17. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

18. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                    LXH, L.L.C.

                    By: GS Capital Partners 2000, L.P.,
                            its managing member

                    By: GS Advisors 2000, L.L.C.,
                            its general partner


                        By:/s/ John E. Bowman
                           ----------------------
                           Name:  John E. Bowman
                           Title: Vice President